Exhibit 10.1(c)

JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

     March 26, 2010

To: Knight Capital Group, Inc.
545 Washington Boulevard
Jersey City, NJ 07310
Attention: Treasurer
Telephone No.: 201-222-9400
Facsimile No.: 201-748-5521

Re: Amendment to Call Option Transaction

     This letter agreement (this “Amendment”) amends the terms and conditions of the call option transaction (the “Transaction”) evidenced by the letter agreement between JPMorgan Chase Bank, National Association, London Branch (“Dealer”) and Knight Capital Group, Inc. (“Counterparty”) dated as of March 15, 2010 (the “Confirmation”).

     1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

     2. Representations and Warranties of Counterparty. Each of the representations and warranties made pursuant to the Agreement and the Confirmation on the Trade Date are hereby deemed to be repeated on the date hereof as if references to the Trade Date were references to the date hereof.

       3. Amendments. The Confirmation is hereby amended as follows:

(a) The “Number of Options” shall be increased by 50,000.

(b) The “Applicable Percentage” shall be 68.293%.

     4. Effectiveness. This Amendment shall become effective upon the Additional Closing Date (as defined in the Purchase Agreement). Upon the effectiveness of this Amendment, all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

     5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

     6. Governing Law. The provisions of this Amendment shall be governed by the laws of the State of New York law (without reference to choice of law doctrine).

       Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to EDG Confirmation Group, J.P. Morgan Securities, Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Very truly yours,

J.P. Morgan Securities Inc., as agent for
JP Morgan Chase Bank, National Association

By: /s/ Jeffrey Zajkowski
Authorized Signatory
Name: Jeffrey Zajkowski

Accepted and confirmed
as of the date set forth above:

Knight Capital Group, Inc.

By: /s/ Steven Bisgay
Authorized Signatory
Name: Steven Bisgay